EXHIBIT 4


                             Consent of Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Registration Statement on Form 10 of our report dated May 3, 2000 relating to the financial statements of First Business Service Group, Inc., as of and for the period ended March 17, 1999, which appear in such Registration Statement.

      Tampa, Florida
      May 5, 2000

                        KINGERY CROUSE & HOHL P.A.